EXHIBIT E

DEALER MANAGERS AGREEMENT

July 18, 2005

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

1. Invitation. The Federative Republic of Brazil (“Brazil”) plans to make an invitation (the “Invitation”) to owners of Old Bonds (as defined below) to submit offers to exchange 8% USD Front-Loaded Interest Reduction with Capitalization Series L Bonds due 2014 (the “Old Bonds”) in a modified Dutch auction as to maturity for USD Amortizing Global Bonds (the “Global Bonds”), on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined in Section 9(a) hereof) and the related electronic letter of transmittal that is accessible by owners of the Old Bonds wishing to participate in the Invitation at the settlement agent’s website at https://www.corporateactionprocessing.com (the “Letter of Transmittal”). In addition, Brazil may sell Global Bonds for cash to you (the “Cash Offering” and, together with the Invitation, the “Global Bond Offering”) pursuant to a separate underwriting agreement to be entered into among Brazil, you and any additional underwriters named therein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Prospectus Supplement.

2. Appointment as Joint Dealer Managers. Brazil hereby appoints you as exclusive Joint Dealer Managers (the “Joint Dealer Managers”), and authorizes you to act as such on its behalf in connection with this Agreement and the Invitation, including pursuant to your obligations as Joint Dealer Managers set forth in this Section 2 and Section 5 hereof. You agree to (i) use your reasonable best efforts to solicit Exchange Offers pursuant to the Invitation, (ii) communicate with brokers, dealers, commercial banks, trust companies and other persons, including the holders of the Old Bonds, with respect to the Invitation, and (iii) perform the duties ascribed to you in the Offering Materials (as defined in Section 4 hereof). Brazil hereby acknowledges and agrees that the Joint Dealer Managers are acting solely in the capacity of an arm’s length contractual counterparty to Brazil in connection with the Global Bonds to be issued pursuant to the Global Bond Offering (including in connection with determining the terms of the Global Bond Offering) and not as a financial advisor or a fiduciary to, or an agent of, Brazil or any other person. Additionally, neither Joint Dealer Manager is advising Brazil or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Brazil shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Joint Dealer Managers shall have no responsibility or liability to Brazil with respect thereto. Any review by the Joint Dealer Managers of Brazil, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Joint Dealer Managers and shall not be on behalf of Brazil.

3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies. You shall have no liability (in tort, contract or otherwise) to Brazil or any other person asserting claims on behalf of or in right of Brazil for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than yourselves) or any commercial bank or trust company that solicits Exchange Offers. Further, you shall have no liability (in tort, contract or otherwise) to Brazil or any other person asserting claims on behalf of or in right of Brazil for any losses, claims, damages or liabilities arising in connection with the solicitation of Exchange Offers pursuant to the Invitation, except for any such losses, claims, damages or liabilities incurred by Brazil or any other person asserting claims on behalf of or in right of Brazil that are attributable to your bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining Exchange Offers, you, as Joint Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or agent of Brazil, and you, as Joint Dealer Managers, are not to be deemed agent of Brazil, any Dealer, commercial bank or trust company or any other person. Brazil shall have sole authority for the acceptance or rejection of any and all Exchange Offers.

4. The Offering Materials.

(a) In connection with the Invitation, Brazil authorizes each of you to print and distribute as necessary the Prospectus Supplement, the Basic Prospectus (each as defined below), the Letter of Transmittal and any press release and newspaper advertisements and news wires relating to the Invitation (collectively, and including any amendments or supplements thereto provided by or on behalf of Brazil in accordance with this Agreement, the “Offering Materials”). Brazil and you expressly agree that all duly completed Letters of Transmittal shall be transmitted electronically pursuant to the procedures described in the Prospectus Supplement. Brazil further agrees to furnish to each of you (in The City of New York) with as many copies as you may reasonably request of the Prospectus Supplement, the Basic Prospectus and the Letter of Transmittal and shall cause to be mailed to each registered holder of any Old Bond upon its request therefor a reasonable number of copies of the Prospectus Supplement, the Basic Prospectus and the Letter of Transmittal. Thereafter, to the extent practicable until the Expiration Date, Brazil shall use its best efforts to cause copies of the Offering Materials to be mailed to each person who becomes a holder of record of any Old Bond upon its request therefor.

(b) Brazil shall not amend or supplement the Offering Materials, or prepare or approve any other offering materials for use in connection with the Invitation, without your consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external offering materials for use in connection with the Invitation without Brazil’s consent, which consent shall not be unreasonably withheld. Brazil agrees that, until the earlier of (i) the termination of the Global Bond Offering and (ii) the settlement of the Global Bond Offering, a reasonable time prior to using or filing with the U.S. Securities and Exchange Commission (the “Commission”) or with any other Federal or other governmental agency, authority or instrumentality, domestic or foreign (“Other Agency”), any Offering Materials (whether preliminary or otherwise) or a Form 18-K (as defined in Section 9(a) hereof), Brazil will submit

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copies of such material to you for your review and approval, which approval shall not be unreasonably withheld.

(c) Brazil will advise you promptly of (i) the occurrence of any event which could cause Brazil to withdraw or terminate the Invitation or would permit Brazil to exercise any right not to exchange the Old Bonds tendered pursuant to the Invitation or not to issue any series of Global Bonds, (ii) any requirement to amend or supplement any Offering Materials, (iii) its receipt of any communication, comment or order by the Commission or by the securities exchange commission or a regulatory authority of any jurisdiction in connection with the Invitation (and, if in writing, will furnish you a copy thereof), (iv) its receipt of notice relating to any litigation or administrative action with respect to the Invitation, and (v) any other information relating to the Invitation which you may from time to time reasonably request in the performance of your duties hereunder.

(d) Brazil agrees (i) to prepare one or more Prospectus Supplements in a form approved by you and to file any such Prospectus Supplement pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended (the “Act”) not later than the Commission’s close of business on the second business day following the Announcement Date, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or Prospectus Supplement, of the suspension of the qualification of the Global Bonds for offering or sale in any jurisdiction in the United States or any jurisdiction identified in Annex III to this Agreement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or Prospectus Supplement or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order, and (ii) promptly from time to time during and following the Expiration Date of the Invitation, to take such action as you may reasonably request to qualify the Invitation and the Global Bonds for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of the Invitation and sales and dealings in the Global Bonds in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the Global Bonds, provided that in connection therewith Brazil shall not be required to file a general consent to service of process in any jurisdiction. With respect to the jurisdictions identified in Annex III to this Agreement, each of Brazil and you shall take actions reasonably available to it or you, respectively, to permit the continuance of the Invitation and the distribution of the Global Bonds on the terms and conditions contemplated by the document dated the date hereof captioned “Foreign Jurisdiction Investment Restrictions,” provided that if either Brazil or you believe that the cost or burden of any such actions make them unreasonable, you and Brazil shall consult in good faith with a view to restructuring the conduct of the Invitation and the distribution of the Global Bonds in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Invitation and the distribution of the Global Bonds in such jurisdiction.

(e) Brazil agrees, if the delivery of a prospectus is required under the Act or by any applicable law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with Exchange Offers and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue

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statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to each of you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus in connection with sales of any of the Global Bonds at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

5. Participation by Joint Dealer Managers and by Brazil. Brazil and you agree to the matters described in the Prospectus Supplement under the captions “Terms of the Global Bond Offering—Procedures for Submitting Exchange Offers—No Participation by Brazil.”

6. Compensation. Brazil agrees to pay you as compensation for your services as Joint Dealer Managers, for your advisory services in structuring and arranging the transaction contemplated hereby and for your services as Underwriters in the Cash Offering (if applicable), an amount equal to (i) 0.30% of the aggregate principal amount of Global Bonds issued pursuant to the Global Bond Offering (such amount, the “Issued Amount”). Such compensation will be shared between you as follows: 50% to Credit Suisse First Boston LLC and 50% to J.P. Morgan Securities Inc. Such fees shall be payable in U.S. dollars, in immediately available funds, on the Settlement Date (as defined in Section 10(a) hereof), to an account or accounts in The City of New York designated by you no less than two days prior to such Settlement Date and free and clear of any and all Brazilian withholding taxes and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, assessed by or within Brazil or any authority therein or thereof having power to tax.

7. Expenses. Brazil and you agree to pay and/or reimburse each other for costs and expenses incurred in connection with the transactions contemplated hereby so that such costs and expenses are shared as set forth in Schedule I hereto. All payments to be made pursuant to this Section 7 for the reimbursement of expenses shall be payable promptly, but no later than 30 days after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement. The parties shall perform their respective obligations set forth in this Section 7 whether or not the Invitation is commenced or Brazil issues any Global Bonds pursuant to the Invitation.

8. Settlement Agent and Luxembourg Exchange Agent; Securityholder Lists.

(a) Brazil will appoint The Bank of New York to serve as settlement agent in connection with the Invitation (the “Settlement Agent”) and The Bank of New York (Luxembourg), S.A. to serve as Luxembourg exchange agent in connection with the Invitation (the “Luxembourg Exchange Agent”), pursuant to a settlement agent and Luxembourg exchange agent agreement to be dated the date hereof, among Brazil, the Settlement Agent and the Luxembourg Exchange Agent (the “Settlement Agency Agreement”). You are authorized to communicate directly with the Settlement Agent and the Luxembourg Exchange Agent (and any other information agent,

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exchange agent or depositary designated or retained by Brazil) with respect to matters relating to the Invitation.

(b) Brazil agrees to furnish to you, to the extent the same is available to Brazil, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Bonds held by, the registered holders of such Old Bonds as of a recent date, and shall include a provision in the Settlement Agency Agreement authorizing the Settlement Agent and the Luxembourg Exchange Agent to inform you orally of any letter of transmittal received pursuant to the Invitation and to provide you with such other information as you may reasonably require in connection with your services hereunder. You agree to use such information only in connection with the Invitation and not to furnish such information to any other person except in connection with the Invitation.

9. Representations, Warranties and Covenants of Brazil. Brazil represents and warrants to, and agrees with, each of you that:

(a) Brazil meets the requirements for use of Schedule B under the Act, is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Commission a registration statement on Schedule B (File No. 333-121603) relating to debt securities and warrants, including the Global Bonds (together, the “Debt Securities”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel (excluding exhibits to such registration statements), have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than the documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The prospectus supplement dated July 18, 2005 relating to the Invitation filed with the Commission pursuant to Rule 424 under the Act is hereinafter called the “Prospectus Supplement”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the basic prospectus relating to the Debt Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; such Basic Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference to either the Prospectus Supplement or the Basic Prospectus as amended or supplemented shall be deemed to refer as appropriate, to either the Prospectus Supplement or the Basic Prospectus as amended or supplemented in relation to the Invitation in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act; any reference herein to the Prospectus Supplement or the Basic Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of the Prospectus Supplement and the Basic Prospectus, and any reference to any amendment or supplement to the Prospectus Supplement or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed on or after the date of the Prospectus Supplement or the Basic Prospectus, as the case may be, under the United States

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Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in either the Prospectus Supplement or the Basic Prospectus, as the case may be;

(b) The Registration Statement, the Prospectus Supplement and the Basic Prospectus conform, and any further amendments or supplements to the Registration Statement, the Prospectus Supplement or the Basic Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and the Basic Prospectus, as amended or supplemented with respect to the Global Bond Offering as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use in the Prospectus as amended or supplemented with respect to the Global Bond Offering;

(c) The Offering Materials comply and will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions in which you are authorized to make Exchange Offers pursuant to this Agreement and the Commission de Surveillance du Secteur Financier (CSSF) has approved the Prospectus pursuant to European Union directive 2003/71/EC. The Offering Materials, including the information incorporated by reference therein, do not contain nor will it contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use in the Prospectus as amended or supplemented with respect to the Global Bond Offering;

(d) The execution and delivery of this Agreement, the Settlement Agency Agreement and all other documents to be executed and delivered by Brazil hereunder have been duly authorized and have been or will be duly executed and delivered by Brazil; the making of the Invitation has been duly authorized by Brazil; this Agreement and the Settlement Agency Agreement constitute valid and binding agreements of Brazil enforceable against Brazil in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and subject, as to Section 11 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction; and the statements made in the Prospectus Supplement under the caption “Joint Dealer Managers, Joint Book Runners and Exchange Agents; Plan of Distribution”, insofar as they purport to summarize certain provisions referred to therein of this Agreement, constitute accurate, complete and fair summaries of such provisions;

(e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial,

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economic or fiscal condition of Brazil, otherwise than as set forth or contemplated in the Prospectus;

(f) The Global Bonds have been duly authorized and, when executed, authenticated, issued and delivered pursuant to the Offering Materials and the Fiscal Agency Agreement, dated as of November 1, 1996, as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated as of April 28, 2003, Amendment No. 2 to the Fiscal Agency Agreement, dated as of March 30, 2004, and Amendment No. 3 to the Fiscal Agency Agreement, dated as of June 28, 2004 (the “Fiscal Agency Agreement”), between Brazil and JPMorgan Chase Bank N.A. (formerly The Chase Manhattan Bank), as Fiscal Agent (the “Fiscal Agent”), will have been duly executed, authenticated, issued, and delivered; the Global Bonds, which will be substantially in the form thereof in the Fiscal Agency Agreement filed as an exhibit to the Registration Statement, will constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement; the Fiscal Agency Agreement has been duly authorized, executed and delivered and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Global Bonds) conforms, and the Global Bonds will conform, to the descriptions thereof contained in the Basic Prospectus and the Prospectus Supplement; and the statements made under the captions “Description of the Global Bonds” in the Prospectus Supplement and “Debt Securities” and “Collective Action Securities” in the Basic Prospectus, insofar as they purport to summarize the terms of the Global Bonds, constitute accurate, complete and fair summaries of such terms;

(g) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with the Brazilian Senate, any court, central bank, ministry or governmental agency or other regulatory body (“Governmental Authority”) in Brazil required for the issuance and sale of the Global Bonds or the consummation by Brazil of the transactions contemplated by this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, including, without limitation, the payment of interest and principal to the holders of the Global Bonds outside Brazil in accordance with the terms thereof, except (A) the registration under the Act of the Global Bonds, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of the Global Bonds by the Joint Dealer Managers and (C) the completion of the Registration of Financial Transaction (Registro de Operações Financeiras) (“ROF”) with respect to the Global Bonds and the registration through the ROF with the Central Bank of Brazil of the payment schedule (esquema de pagamentos) for the Global Bonds, have been obtained and are in full force and effect; and the issuance and sale of the Global Bonds or the consummation by Brazil of the transactions contemplated by this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds will be in compliance with all laws, decrees and regulations of Brazil or of any Governmental Authority;

(h) The full faith and credit of Brazil has been pledged for the due and punctual payment of amounts due in respect of the Global Bonds; the Global Bonds will rank pari passu, without any preference one over the other among themselves; and the payment obligations of Brazil under the Global Bonds will at all times rank at least equally with all other external indebtedness of Brazil. For purposes of this paragraph, “external indebtedness” means any indebtedness for

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money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than such indebtedness that is originally issued within Brazil); and “indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others;

(i) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or which are otherwise material to the rights of holders of the Global Bonds; and, to the best of Brazil’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or which are otherwise material to the rights of holders of the Global Bonds;

(j) Brazil is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and Brazil has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds; and the issue and sale of the Global Bonds and the compliance by Brazil with all of the provisions of this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Brazil, as amended to the date hereof or as proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), any statutes, laws, decrees or regulations of Brazil or any treaty, convention or agreement to which Brazil is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Brazil or its ability to perform its obligations under this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds;

(k) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Brazil of this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, it is not necessary that this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or any other documents or instruments be registered, recorded or filed with any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 9(v) hereof and the registration of the payment schedule for the Global Bonds with the Central Bank of Brazil in accordance with Section 9(s) hereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, provided that

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such Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(l) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or in connection with the Global Bond Offering or (B) on any payment to be made by Brazil hereunder or pursuant to the Offering Materials or under the Global Bonds, provided that such Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(m) Neither Brazil nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of Brazil to facilitate the Global Bond Offering or the sale or resale of the Global Bonds; provided, however, that no representation or warranty is given by Brazil with respect to any actions of the Joint Dealer Managers;

(n) This Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil;

(o) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Joint Dealer Managers to Brazil or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Joint Dealer Managers of the Global Bonds issued and sold pursuant to Exchange Offers submitted by the Joint Dealer Managers or (B) the sale and delivery outside Brazil by the Joint Dealer Managers of the Global Bonds acquired pursuant to Exchange Offers submitted by the Joint Dealer Managers to the initial purchasers thereof;

(p) Neither Brazil nor the Central Bank of Brazil is aware that either Standard & Poor’s, a division of McGraw-Hill Companies, Inc. (“Standard & Poor’s”) or Moody’s Investors Service, Inc. (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and neither Brazil nor the Central Bank of Brazil has been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities;

(q) The statements with respect to matters of Brazilian law set forth in the Prospectus are correct in all material respects;

(r) Brazil has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Offering Materials;

(s) Brazil will complete the submission to the Central Bank of Brazil of the electronic registration (except for the submission of information with respect to the payment schedule for the Global Bonds) through the ROF with respect to the external indebtedness evidenced by this Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global

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Bonds prior to the Settlement Date, will register with the Central Bank of Brazil through the ROF the payment schedule for the Global Bonds promptly after the Settlement Date, but in no event later than 30 calendar days after the Settlement Date, and will promptly make available to you evidence of such registrations;

(t) Brazil will make generally available to its security holders as soon as practicable, but in no event later than 24 months after the effective date of the Registration Statement (as defined in Rule 158(c)), a statement in the English language of the revenues and expenditures of Brazil covering the first full fiscal year of Brazil commencing after the date hereof which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

(u) During the period beginning from the date hereof and continuing to and including the completion of the distribution of the Global Bonds as notified to Brazil by you (notification to be given as promptly as practicable), Brazil will not offer, sell, contract to sell or otherwise dispose of any debt securities of Brazil, guaranteed by Brazil or of any agency of Brazil that are substantially similar to the Global Bonds, are denominated in U.S. dollars, are to be placed outside Brazil and that mature more than one year after the Settlement Date, without your prior written consent. Brazil will cause the Old Bonds (which are acquired by it pursuant to the Invitation) to be canceled in accordance with their terms;

(v) Promptly after the date hereof, Brazil will take all steps necessary (A) to obtain a sworn translation into the Portuguese language of this Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement, the Prospectus Supplement and the Global Bonds and (B) to effect the publication of, and to have published, an extract of this Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement, the Prospectus Supplement and the Global Bonds in Portuguese, complying with all applicable regulations, in the Diário Oficial da União, and within 90 calendar days after the date hereof, deliver to you evidence of such publication;

(w) Brazil will apply to have the Global Bonds admitted for trading on the EuroMTF, the alternative market of the Luxembourg Stock Exchange, and will use its best efforts to cause such application to be approved;

(x) Each of the conditions set forth in Section 10 below will be satisfied or waived prior to Brazil’s announcement of the results of the Invitation on the Announcement Date; and

(y) At the Settlement Date, Brazil will have sufficient funds available to enable it to make all payments contemplated by this Agreement.

10. Conditions. Each of you shall be entitled to withdraw as a Joint Dealer Manager in connection with the Invitation, at any time, if any of the conditions set forth in this Section 10 is not met, and your obligations hereunder shall at all times be subject, in your discretion, to any of the conditions that:

(a) All representations and warranties and other statements of Brazil contained herein are now, and at all times during the Invitation and until settlement of the issuance of the Global Bonds pursuant to the Invitation (the “Settlement Date”), will be, true and correct in all material respects (except for those representations, warranties and statements which are by their terms

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subject to materiality, in which case such representations, warranties or statements shall be true and correct in accordance with their terms);

(b) Brazil at all times during the Invitation shall have performed all of its obligations hereunder theretofore required to have been performed;

(c) The Prospectus Supplement as amended or supplemented with respect to the Invitation shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(d) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for the purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(d) On the date hereof (“Commencement Date”) and the Announcement Date, Sullivan & Cromwell LLP, your United States counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Fiscal Agency Agreement and the Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP may assume all matters of Brazilian law covered by the opinions referred to in Section 10(e) hereof;

(e) On the Commencement Date and the Announcement Date, Pinheiro Neto Advogados, your special Brazilian counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of this Agreement, the Fiscal Agency Agreement and the Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may assume all matters of United States Federal and New York law covered by the opinions referred to in Section 10(d) hereof;

(f) On the Commencement Date and the Announcement Date, Dr. Manoel Felipe Rêgo Brandão, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or another duly authorized attorney of the Office of the Attorney General of the National Treasury, shall have furnished to you his or her written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex I attached hereto. In rendering such opinion, such counsel may state that his or her opinion is limited to matters of Brazilian law and that for all matters related to United States Federal law and the law of New York counsel may rely upon the opinion of Arnold & Porter LLP, referred to in Section 10(g) hereof;

(g) On the Commencement Date and the Announcement Date, Arnold & Porter LLP, United States counsel for Brazil, shall have furnished to you their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex II attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely upon the opinion of Dr. Manoel Felipe Rêgo Brandão, Procurador-Geral

11

da Fazenda Nacional (Attorney General of the National Treasury), or another duly authorized attorney of the Office of the Attorney General of the National Treasury, referred to in Section 10(f) hereof;

(h) Brazil shall have furnished to you, on the Commencement Date and the Announcement Date, a certificate in English, dated the respective date of delivery thereof, of the Minister of Finance or Dr. Manoel Felipe Rêgo Brandão, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or a duly authorized attorney of the Office of the Attorney General of the National Treasury, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of Brazil in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) Brazil has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate, and (iii) no proceeding has been initiated, or to the best of his or her knowledge, threatened to restrain or enjoin the Invitation or the purchase of Old Bonds on the terms and in the manner contemplated by the Prospectus as amended or supplemented; or the issuance or delivery of the Global Bonds pursuant to the Offering Materials or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Invitation will be effected or the Global Bonds will be issued pursuant thereto or to question the validity of the Invitation or the Global Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part;

(i) Since the respective dates as of which information is given in the Prospectus (as amended or supplemented on each of the Commencement Date and on or prior to the Announcement Date, respectively) there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of Brazil, in Brazilian currency exchange rates or exchange controls, or in Brazilian taxation affecting the Global Bonds, otherwise than as set forth in or contemplated in the Prospectus (as amended or supplemented on each of the Commencement Date and on or prior to the Announcement Date, respectively), the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the Invitation or the delivery of the Global Bonds or purchase of the Old Bonds on the terms and in the manner contemplated by the Prospectus as amended or supplemented;

(j) Subsequent to the execution and delivery of this Agreement and on or prior to the Announcement Date there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, on the London Stock Exchange or on the Luxembourg Stock Exchange; (ii) trading of any securities of Brazil shall have been formally suspended or limited on any international exchange; (iii) a general moratorium on commercial banking activities in New York, London or Brazil declared by either United States or New York State authorities or authorities of London or Brazil, respectively, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Brazil; (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Brazil or the declaration by the United States, the United Kingdom or Brazil of a national emergency or war, if the effect of any such event specified in clauses (i), (ii), (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the Global Bond Offering or the delivery of the Global Bonds on the

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terms and in the manner contemplated in the Prospectus Supplement (as amended or supplemented on each of the Commencement Date and Settlement Date, respectively); or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Brazil or elsewhere which, in your judgment would materially and adversely affect the international financial markets or the market for the Global Bonds;

(k) On or after the date hereof and on or prior to the Announcement Date (i) no downgrading shall have occurred in the rating accorded Brazil’s debt securities by Standard & Poor’s or Moody’s; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; (iii) Brazil will not have been aware that either Standard & Poor’s or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and (iv) neither Brazil nor the Central Bank of Brazil will have been informed by Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities;

(l) The Minister of Finance, Dr. Manoel Felipe Rêgo Brandão (Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or a duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, shall have furnished to you on the Commencement Date and the Announcement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by Brazil did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of the date of the Prospectus Supplement, the Prospectus and any further amendment or supplement thereto made by Brazil did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of Brazil; and that, as of the respective date of such certificate neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by Brazil contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Brazil in writing by you expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto;

(m) Brazil shall have furnished to you on each of the Commencement Date, and the Announcement Date such further information, certificates and documents as you may reasonably request.

11. Indemnification.

(a) Brazil agrees (i) to indemnify and hold you harmless against any loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) (A) which arises out of or is based upon any untrue statement or alleged untrue statement of a material fact

13

contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, the Offering Materials or any of the documents referred to therein or in any amendment or supplement thereto, or which arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Brazil shall not be liable to you in any such case to the extent that any such loss, claim, damage, reasonable and documented expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Offering Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to Brazil by you expressly for use therein; or (B) which arises out of or is based upon any breach by Brazil of any representation or warranty or failure to comply with any agreement set forth herein; or (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Invitation; and (ii) to indemnify and hold each of you harmless against any other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) which otherwise arises out of or is based upon or asserted against you in connection with your acting as a Joint Dealer Manager in connection with the Invitation, or rendering any financial advisory services to Brazil in connection with the Invitation, except to the extent that any such loss, damage, expense, liability or claim referred to in clause (ii) of this Section 11(a) results from your gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement. Brazil also agrees to indemnify and hold each of you harmless against and reimburse each of you for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by each of you in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to Brazil whether or not resulting in any liability, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of Brazil. Brazil also agrees that, except as provided in Section 11(b) hereof, neither you nor any of your affiliates, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of you or any of your affiliates, shall have any liability, in tort or contract or otherwise, to Brazil or any person asserting a claim on behalf of or in the right of Brazil, in each case for or in connection with any matter referred to in this Agreement, except to the extent that any loss, damage, expense, liability or claim incurred by Brazil results from your gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement;

(b) Each of you severally and not jointly will indemnify and hold harmless Brazil against any losses, claims, damages, reasonable and documented expenses or liabilities to which Brazil may become subject, under the Act or otherwise, (i) insofar as such losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Offering Materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Offering Materials or any such amendment or supplement in reliance upon and in conformity with written information

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furnished to Brazil by you expressly for use therein, and (ii) which arise out of or are based upon any breach by you of any representation or warranty or failure to comply with any agreements set forth herein; and will reimburse Brazil for any legal or other reasonable and documented expenses reasonably incurred by Brazil in connection with investigating or defending any such action within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to you;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to defend effectively against such action. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) in the indemnified party’s reasonable judgment the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a

15

result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other from the Invitation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Brazil on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Brazil on the one hand and you on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Global Bonds issued by Brazil pursuant to the Global Bond Offering bears to the maximum aggregate fee to be paid to you pursuant to Section 6 of this Agreement as a result of the Global Bond Offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Brazil on the one hand or you on the other and Brazil’s or your relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Brazil and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Joint Dealer Manager shall be required to make any contribution payments in excess of the amount by which the issue price for the Global Bonds for which such Joint Dealer Manager solicited Exchange Offers that were accepted by Brazil exceeds the amount of any damages which such Joint Dealer Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection (d) to contribute are several in proportion to your respective obligations hereunder and not joint; and

(e) The obligations of Brazil under this Section 11 shall be in addition to any liability which Brazil may otherwise have, shall extend, upon the same terms and conditions, to the affiliates, partners, directors, agents, employees and controlling persons (if any), as the case may be, of each indemnifying party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Brazil, you, any such affiliate and any such person; and your obligations under this Section 11 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each person who signs the Registration Statement on behalf of Brazil.

12. Termination and Survival of Certain Provisions.

(a) This Agreement may be terminated (a) by you (i) upon a withdrawal by you as Joint Dealer Managers under the terms hereof or (ii) if Brazil determines to terminate or withdraw the

16

Invitation prior to consummation thereof, or (b) by Brazil if it determines to terminate or withdraw the Invitation prior to consummation thereof;

(b) The agreements contained in Sections 7, 11, 13 and 14, the agreements contained in Section 6 hereof (to the extent the transactions contemplated hereby have been consummated) and the representations and warranties of Brazil set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Invitation or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any indemnified party, and (c) the completion of your services hereunder.

13. Arbitration.

(a) If any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall arise between the Joint Dealer Managers, on the one hand, and Brazil, on the other, the Joint Dealer Managers or Brazil, as the case may be (the “Referring Party”), shall by written notice (the “Referral Notice”) to Brazil or the Joint Dealer Managers, as the case may be (the “Other Party”), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitral proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (A) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (B) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (C) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitral proceedings shall take place in New York, New York and the language of such proceedings shall be English. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law, and Brazil hereby agrees that a court judgment may be entered thereon by the United States District Court of the Southern District of New York. Brazil agrees that in any such arbitration and in any legal proceedings for the recognition of an award rendered in an arbitration conducted pursuant to this Section 13, including any proceeding required for the purposes of converting an arbitral award into a judgment, it will not raise any defense which it could not raise but for the fact that it is a sovereign state. Brazil hereby irrevocably consents to the jurisdiction of the United States

17

District Court of the Southern District of New York (the “New York Court”) for the limited purpose of judicial recognition of such an arbitral award rendered against Brazil in New York, New York;

(b) For the sole purpose of receiving service of process or other legal summons in connection with obtaining any judicial acceptance of any such arbitral award in the New York Court, Brazil hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado-Geral da União), Palácio do Planalto, Esplanada dos Ministérios, Anexo 1, Brasília-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served, of letters rogatory or by any other means permissible under the laws of the State of New York and Brazil. Brazil hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial acceptance;

(c) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that Brazil is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby;

(d) Any action arising out of or based on this Agreement may be instituted by the Joint Dealer Managers in any competent court in Brazil. Brazil hereby agrees that the Joint Dealer Managers shall have the right, exercisable at their sole discretion, to institute legal proceedings against Brazil through the proceedings contemplated in Articles 730 et seq. of the Brazilian Code of Civil Procedure. Brazil hereby waives irrevocably any immunity from jurisdiction or execution to which it might otherwise be entitled (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) in any action arising out of or based on this Agreement which may be instituted by the Joint Dealer Managers in any competent court in Brazil; and

(e) No arbitral proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

14. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, Brazil will indemnify each Joint Dealer Manager against any loss incurred by such Joint Dealer Manager as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (B) the rate of exchange at which a Joint Dealer Manager is able to purchase United States dollars with the amount of Judgment Currency actually

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received by such Joint Dealer Manager on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of Brazil and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15. Severability; Time of Essence.

(a) If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Invitation and the agreements contained herein are not affected in any manner adverse to any party.

(b) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon Brazil, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except that authorization and execution of this Agreement by Brazil will be governed by the laws of Brazil.

19. Cash Offering; Entire Agreement. If Brazil determines to issue any Global Bond pursuant to the Cash Offering and Brazil and you successfully negotiate a principal amount to be issued pursuant thereto and the other offering terms, Brazil and you will enter into an underwriting agreement, substantially in the form of Exhibit I hereto (the “Underwriting Agreement”), with respect thereto. The purchase price for the Global Bonds to be sold to the Underwriters pursuant to the Underwriting Agreement will be equal to the issue price for the Global Bonds to be issued pursuant to the Invitation, as determined in the manner described in the Prospectus Supplement. This Agreement and, if entered into, the Underwriting Agreement constitute or will constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

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20. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(a)	If to you:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attn: IBD-Legal / Transactions Advisory Group

Facsimile: (212) 325-4296

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attn: Latin America New Issues

Facsimile: (212) 834-6618

(b)	If to Brazil:

Ministério da Fazenda

Procuradoria-Geral da Fazenda Nacional

Esplanada dos Ministérios

Bloco P, 8° Andar

70048-900, Brasília-DF, Brasil

Attn: Procurador-Geral da Fazenda Nacional

Facsimile: 55-61-412-1740

Secretaria do Tesouro Nacional

Ministério da Fazenda

Esplanada dos Ministérios

Bloco P – Anexo A – Sala 105

70048-900, Brasília-DF, Brasil

Attn: Coordenador-Geral de Operações da Dívida Pública – CODIP

Facsimile: 55-61-3412-1534

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Please indicate your willingness to act as Joint Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

THE FEDERATIVE REPUBLIC OF BRAZIL

By:		/s/ ROBERTO ABDENUR
	Name:	Roberto Abdenur
	Title:	Ambassador of Brazil to the United States of America

Accepted as of the date

first set forth above:

CREDIT SUISSE FIRST BOSTON LLC

By:		/s/ CHARLES ACHOA JR.
	Name:	Charles Achoa, Jr.
	Title:	Director

J.P. MORGAN SECURITIES INC.

By:		/s/ WENDI ROYAL
	Name:	Wendi Royal
	Title:	Vice-President

21

EXHIBIT E

DISTRICT OF COLUMBIA	)
		:	ss.:
)

On the 15th day of July, in the year 2005, before me, the undersigned a Notary Public in and for said State, personally appeared Roberto Abdenur, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ LILEEN BURLESON
Notary Public

STATE OF NEW YORK	)
		:	ss.:
COUNTY OF NEW YORK	)

On the 18th day of July, in the year 2005, before me, the undersigned a Notary Public in and for said State, personally appeared Charles Achoa, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ CHRISTINE MAIORINI
Notary Public

2

STATE OF NEW YORK	)
		:	ss.:
COUNTY OF NEW YORK	)

On the 18th day of July, in the year 2005, before me, the undersigned a Notary Public in and for said State, personally appeared Wendi Royal, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ VIVIAN PATRICIA FALCONI
Notary Public

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Schedule I

Expense Allocation for the Global Bond Offering

(Pursuant to Section 7 of the Dealer Managers Agreement)

Category of Expense	Joint Dealer Managers’ Share	Brazil’s Share
Fees and Disbursements of Joint Dealer Managers’ Counsel (a)	100%
Fees and Disbursements of Brazil’s Counsel		100%
Brazil Roadshow Expenses		100%
Joint Dealer Managers’ Roadshow Expenses and Investor Functions	100%
Luxembourg Listing and CSSF Approval Fees		100%
Fiscal and Paying Agents		100%
Settlement Agent and Clearing Systems		100%
Luxembourg Exchange Agent		100%
Information Agent	50%	50%
Listing Agent		100%
Announcement Tombstones and Advertisements (Placed at Launch)	100%
Printing/Mailing of Offering Materials	100%
Jurisdictional Analysis and Related Memorandum (including fees and disbursements of Brazil’s and/or Joint Dealer Managers’ counsel in each jurisdiction)		100%
NASD and Blue Sky Fees (including fees and disbursements of Brazil’s and/or Joint Dealer Managers’ counsel)		100%
SEC Filing and Listing Fees		100%

(a)	Includes fees and disbursements of Sullivan & Cromwell LLP, as Joint Dealer Managers’ United States counsel, and any other United States or foreign counsel retained by the Joint Dealer Managers in connection with the transaction. The allocation of expenses related to the Joint Dealer Managers’ counsel is based on the assumption that Brazil will bear all fees and disbursements incurred in connection with the investigation of all jurisdictional issues relating to the offering as noted above in the category “Jurisdictional Analysis and Related Memorandum” and any filing fees in other jurisdictions and any filing fees incurred in connection with obtaining approval from the CSSF as to compliance with European Prospectus Directive public offer requirements.

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Annex I

Capitalized terms used in this Annex I and not defined herein shall have the meanings ascribed thereto in the Dealer Managers Agreement to which this Annex I is appended.

OPINION OF DR. MANOEL FELIPE RÊGO BRANDÃO

(i) The Dealer Managers Agreement has been duly authorized, executed and delivered by Brazil; the making of the Invitation has been duly authorized by Brazil; and the Dealer Managers Agreement constitutes the valid and legally binding agreement of Brazil enforceable against Brazil in accordance with its terms.

(ii) The Global Bonds have been duly authorized by Brazil, and, when executed, authenticated, issued and delivered pursuant to the Offering Materials and the Fiscal Agency Agreement, will have been duly and validly executed, issued and delivered by Brazil, and the Global Bonds will constitute valid and legally binding obligations of Brazil enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) The Fiscal Agency Agreement and the Settlement Agency Agreement have been duly authorized, executed and delivered by Brazil and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, the Settlement Agent and the Luxembourg Exchange Agent, as applicable, constitute valid and legally binding agreements of Brazil enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) Neither the execution and delivery of the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, nor the consummation of the Invitation and the transactions therein contemplated, nor compliance with the terms and provisions thereof, including performance of each of the obligations contained therein (A) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Brazil is a party, (B) will conflict with, violate or result in a breach of, the Constitution of Brazil as amended to the date hereof or as currently proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), or any statutes, laws, decrees or regulations of Brazil, (C) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which Brazil is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Brazil under any such treaty, convention, or agreement, which, in the case of Clause (A), (B), (C), or (D), could have a material adverse effect on the financial, economic or fiscal condition of Brazil or affect the validity or enforceability of the Global Bonds.

(v) The Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of Brazil, and the Registration Statement has been duly executed by and on behalf of Brazil; Roberto Abdenur has been duly appointed as the Authorized Representative of Brazil in connection with the Registration Statement; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Brazil has been stated in their official capacities thereunto duly authorized by Brazil; statements with respect to matters of Brazilian law set forth in the Registration Statement, in the Basic Prospectus under the caption entitled “Arbitration and Enforceability” are true and correct in all material respects.

(vi) All Brazilian Governmental Authorizations of or with any Brazilian Government Agency required by Brazil for the execution and delivery of the Dealer Managers Agreement, the Settlement Agency Agreement, and the Fiscal Agency Agreement and for the execution, issuance, sale and delivery of the Global Bonds, and the consummation by Brazil of the transactions contemplated by the Offering Materials, the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds (which shall be specified in such opinion) have been obtained are in full force and effect, except for the completion of the registration through the Registration of Financial Transactions (Registro de Operações Financeiras) (“ROF”) for the making of payment outside Brazil in currencies other than the Real, of the principal, interest and fees payable under the Global Bonds and the registration through the ROF with the Central Bank of Brazil of the payment schedule (esquema de pagamentos) for the Global Bonds.

(vii) Under the laws of Brazil, neither Brazil nor any of its property has any immunity from the jurisdiction of any Brazilian court or from the execution of any judgment in Brazil (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) or from enforcement therein of any arbitration award on the grounds of sovereignty or otherwise; the execution of an arbitral award, as well as the execution of any judgment, against Brazil in Brazil are only available in accordance with the procedures set forth in Article 730 et seq. of the Brazilian Civil Procedure Code.

(viii) (A) The agreement of the parties to the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds that these agreements shall be governed by, and construed in accordance with, the laws of the State of New York would be recognized and effective in the courts of Brazil in any action or proceeding involving Brazil arising out of or relating to the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, if giving effect to such law would not be against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. In light of, among other things, the contents of Articles 9 and 17 of Decree Law No. 4,657, such counsel has no reason to believe that giving effect to the laws of the State of New York governing the obligations of Brazil under the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds would be against Brazilian public policy. (B) (i) The submission of Brazil pursuant to Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds to arbitral proceedings in New York, New York, (ii) the agreement by Brazil under Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds that any judicial proceedings for the recognition of an award rendered in an arbitration, including any proceeding required for the purposes of converting an arbitral award obtained in

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New York into a judgment, be heard in the United States District Court for the Southern District of New York and Brazil’s submission to the exclusive jurisdiction of such court for the sole and limited purpose of such a proceeding and (iii) the appointment of the Authorized Agent (as defined in the Dealer Managers Agreement, in the Settlement Agency Agreement, in the Fiscal Agency Agreement and in the Global Bonds) as its authorized agent for the purposes described in Section 13 of the Dealer Managers Agreement, in Section 14 of the Settlement Agency Agreement, in Section 14 of the Fiscal Agency Agreement and in the Global Bonds are each valid and legally binding on Brazil. (C) Any award of an arbitral tribunal under or pursuant to the provisions of Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds which conforms with Brazilian public policy and law will be enforceable against Brazil in the Federal courts of Brazil without reexamination of the merits if such Award is ratified by the Brazilian Superior Court of Justice. Such ratification can be obtained if such Award (i) fulfills all formalities required for the enforceability thereof under the laws of the country where the same was granted; (ii) was issued by a competent arbitral tribunal after service of such process upon the parties to the action as is required by applicable laws; (iii) is not subject to appeal; (iv) was authenticated by a Brazilian consulate in the country where the same was issued; and (v) is not against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. Furthermore, counsel will have assumed that the language of Section 13 of the Dealer Managers Agreement, in Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds does not constitute, under the law of the State of New York or the Federal law of the United States, a contractual consent by Brazil to the jurisdiction of any court outside Brazil except to the extent necessary to obtain judicial recognition of the arbitral Award, including any proceeding required for the purposes of converting an arbitral Award into a judgment. (D) Service of process effected in the manner set forth in Section 13 of the Dealer Managers Agreement, in Section 14 of the Settlement Agency Agreement, in Section 14 of the Fiscal Agency Agreement and in the Global Bonds will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein. Any judgment obtained in the United States District Court for the Southern District of New York issued in a proceeding for the recognition of an award rendered in an arbitration undertaken pursuant to Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds, including any proceeding for the conversion of an arbitral award obtained in New York into a judgment, would be enforceable against Brazil in the courts of Brazil, subject to the limitation described in clause (vii) above.

(ix) To ensure the legality, validity, enforceability or admissibility in evidence of the Dealer Managers Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, it is not necessary that the Dealer Managers Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Brazil (other than the translation and publication thereof), or that any registration charge or stamp or similar tax be paid on or in respect of the Dealer Managers Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, or any other document, provided that the registration through the ROF with the Central Bank of Brazil must be completed.

(x) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery, recognition or

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enforcement of the Dealer Managers Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement, or the Global Bonds or in connection with the Global Bond Offering or (B) on any payment of principal or interest to be made by Brazil thereunder or pursuant to the Global Bond Offering or under the Global Bonds, provided that such Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil.

(xi) The statements in the Prospectus Supplement under the caption “Taxation—Brazilian Taxation” and in the Basic Prospectus under the caption “Debt Securities—Tax Withholding; Payment of Additional Amounts” fairly summarize the provisions of Brazilian tax law described therein.

(xii) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on Brazil’s financial, economic or fiscal condition or its ability to perform its obligations under the Dealer Managers Agreement, the Offering Materials, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened.

(xiii) The Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the law of Brazil.

(xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by or on behalf of the Joint Dealer Managers to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Joint Dealer Managers of the Global Bonds issued and sold pursuant to Exchange Offers submitted by the Joint Dealer Managers or under the Dealer Manager Agreement or (B) the sale and delivery outside Brazil by the Joint Dealer Managers of the Global Bonds acquired pursuant to Exchange Offers submitted by the Joint Dealer Managers to the initial purchasers thereof in the manner contemplated by the Offering Materials.

(xv) Under the laws of Brazil, pursuant to Senate Resolutions No. 96 of 1989 and No. 82 of 1990, as amended, any agreement related to the incurrence of external indebtedness to which Brazil is a party must provide that arbitration be the sole and exclusive remedy for the parties to such agreement for any dispute, controversy or claim brought outside of Brazil for the enforcement of such agreement against Brazil; Brazil is prohibited from submitting to the jurisdiction of a foreign court for the purpose of an adjudication on the merits; and each of the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds would not be a valid and legally binding agreement of Brazil if it were not to provide that all parties to the Dealer Manager Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement and the Global Bonds, as the case may be, shall submit any dispute, controversy or claim brought outside of Brazil to arbitration.

In addition to the foregoing, such counsel will confirm that the Registration Statement, the Basic Prospectus and the Prospectus Supplement have been prepared by appropriate representatives of Brazil and its instrumentalities, including representatives of the Ministry of

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Finance, and representatives of the Procuradoria-Geral da Fazenda Nacional (Office of the Attorney General of the National Treasury) - (“PGFN”) have participated in discussions regarding the Registration Statement, the Basic Prospectus and the Prospectus Supplement with such representatives, U.S. counsel for Brazil, the representatives of the Joint Dealer Managers and their Brazilian and U.S. counsels. Under the direction of the Procurador-Geral da Fazenda (Attorney General of the National Treasury), PGFN has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement. Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in the Registration Statement, the Basic Prospectus and the Prospectus Supplement, such counsel will advise the Joint Dealer Managers, on behalf of PGFN, that, subject to the limitations described below, nothing has come to PGFN’s attention which has caused it to believe that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of the Prospectus Supplement or any further amendment or supplement thereto, the Prospectus Supplement or any further amendment or supplement thereto, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, any of the Registration Statement, the Basic Prospectus, the Prospectus Supplement or any further amendment or supplement thereto made by Brazil prior to the date of the opinion contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the PGFN is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Basic Prospectus and the Prospectus Supplement (except to the extent expressly set forth in clauses (v) and (xi) above), that such counsel makes no representation that PGFN has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial or statistical data contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement.

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Annex II

Capitalized terms used in this Annex II and not defined herein shall have the meanings ascribed thereto in the Dealer Managers Agreement to which this Annex II is appended.

OPINION OF ARNOLD & PORTER LLP

(i) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by Brazil and by the Fiscal Agent, the Fiscal Agency Agreement constitutes a valid and legally binding agreement of Brazil, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Assuming that the Global Bonds have been duly authorized, executed, issued and delivered under Brazilian law and authenticated by the Fiscal Agent, such Global Bonds constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required, for the issue and sale of the Global Bonds or the performance by Brazil of the transactions contemplated by the Invitation, the Dealer Managers Agreement, the Settlement Agency Agreement, the Fiscal Agency Agreement or the Global Bonds, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Global Bonds.

Under the laws of the State of New York, assuming Brazil has duly authorized, executed and delivered the Dealer Managers Agreement under Brazilian law, (A) the submission of Brazil pursuant to Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds to arbitral proceedings in New York, New York, (B) the agreement by Brazil pursuant to Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds to submit to the personal jurisdiction of the United States District Court for the Southern District of New York in judicial proceedings for the recognition of an award rendered in an arbitration proceeding, including any action to convert an arbitral Award into a judgment and (C) the appointment of the Authorized Agent (as defined therein) as its authorized agent for the purposes described in Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds are each valid and legally binding on Brazil; any service of process effected on such agent in the manner set forth in Section 13 of the Dealer Managers Agreement, Section 14 of the Settlement Agency Agreement, Section 14 of the Fiscal Agency Agreement and the Global Bonds will be effective to confer valid personal jurisdiction over

Brazil to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended.

The statements set forth in the Prospectus Supplement under the caption “Taxation—United States Federal Income and Estate Taxation” insofar as such statements purport to describe the principal federal income tax consequences of a purchase of the Global Bonds or participation in the Invitation constitute fair summaries of such consequences.

The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose instituted or threatened by the Commission.

The statements set forth in the Prospectus Supplement under the caption “Description of the Global Bonds” and in the Basic Prospectus under the captions “Debt Securities” and “Collective Action Securities”, insofar as they purport to constitute a summary of certain provisions of the Global Bonds and the Fiscal Agency Agreement, provide a fair summary of such provisions.

In addition, Arnold & Porter shall have furnished to the Joint Dealer Managers a letter confirming that as United States counsel to Brazil, such counsel reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement, as then amended or supplemented, participated in discussions with representatives of the Joint Dealer Managers and those of Brazil and its Brazilian counsel, and advised Brazil as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, the Prospectus Supplement and any further amendment of supplement thereto, as of the date of the Prospectus Supplement or any further amendment or supplement thereto, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus or the Prospectus Supplement or any amendment or supplement thereto, as of the date of the Prospectus Supplement or any further amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Basic Prospectus or the Prospectus Supplement, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Description of the Global Bonds” in the

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Prospectus Supplement and “Debt Securities” and “Collective Action Securities” in the Basic Prospectus, in each case as then amended or supplemented, insofar as they purport to summarize provisions of documents therein described; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data or information; that such counsel do not express an opinion or belief as to the laws of Brazil or as to information supplied by or on behalf of the Joint Dealer Managers; and that their letter is furnished as United States counsel for Brazil to the Joint Dealer Managers and is solely for the benefit of the Joint Dealer Managers.

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Annex III

List of Jurisdictions

(Pursuant to Section 4(d) of the Dealer Managers Agreement)

Argentina

Australia

Austria

Bahamas

Bahrain

Belgium

Bermuda

Brazil

Canada (Ontario/Quebec)

Cayman Islands

France

Germany

Guernsey

Hong Kong

Ireland

Italy

Japan

Jersey

Luxembourg

Mexico

The Netherlands

Panama

Portugal

Singapore

South Korea

Spain

Switzerland

The United Arab Emirates

The United Kingdom

Uruguay

Venezuela

Exhibit I

The Federative Republic of Brazil

8% Amortizing Global Bonds Due

Underwriting Agreement

[•], 2005

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

The Federative Republic of Brazil (“Brazil”) proposes, subject to the terms and conditions set forth in this Agreement and in the Announcement Prospectus Supplement (as defined in Section 1(a) hereof), to issue and sell to you (collectively, the “Underwriters”) an aggregate of U.S.$ [•] aggregate principal amount of its 8% Amortizing Global Bonds (the “Global Bonds”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Announcement Prospectus Supplement. The transaction contemplated by this Agreement, including the issuance, sale and delivery of the Global Bonds and the resale thereof by the Underwriters, is referred to in this Agreement as the “Cash Offering”.

In addition, Brazil has made an Invitation (the “Invitation” and, together with the Cash Offering, the “Global Bond Offering”) to owners of Old Bonds (as defined below) to submit offers to exchange USD Front-Loaded Interest Reduction with Capitalization Series L Bonds Due 2014 (the “Old Bonds”) in a modified Dutch action for Global Bonds (each such offer, an “Exchange Offer”), on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined in Section 9(a) of the Dealer Managers Agreement, dated as of July 18, 2005 among Brazil, Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. (the “Dealer Managers Agreement”)), the Basic Prospectus (as defined in Section 1(a) hereof) and the related letter of transmittal (the “Letter of Transmittal”).

Brazil hereby acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to Brazil in connection with the Global Bonds to be issued pursuant to the Global Bond Offering (including in connection with determining the terms of the Global Bond Offering) and not as a financial advisor or a fiduciary to, or an agent of, Brazil or any other person. Additionally, neither Underwriter is advising Brazil or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Brazil shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to Brazil with respect thereto. Any review by the Underwriters of Brazil, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Brazil.

1. Representations and Warranties of Brazil. Brazil represents and warrants to, and agrees with, each of the Underwriters that:

(a) Brazil meets the requirements for use of Schedule B under the U.S. Securities Act of 1933, as amended (the “Act”), is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Commission a registration statement on Schedule B (File No. 333-121603) relating to debt securities and warrants, including the Global Bonds (together, the “Debt Securities”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel (excluding exhibits to such registration statements), have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than the documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The prospectus supplement dated [•], 2005 relating to, among other things, the Cash Offering to be filed with the Commission pursuant to Rule 424 under the Act is hereinafter called the “Announcement Prospectus Supplement”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the basic prospectus relating to the Debt Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; such Basic Prospectus, as supplemented by the Announcement Prospectus Supplement, is hereinafter called the “Prospectus”; any reference to either the Announcement Prospectus Supplement or the Basic Prospectus as amended or supplemented shall be deemed to refer, as appropriate, to either the Announcement Prospectus Supplement or the Basic Prospectus as amended or supplemented in relation to the Cash Offering in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act; any reference herein to the Announcement Prospectus Supplement or the Basic Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of the Announcement Prospectus Supplement and the Basic Prospectus, and any reference to any amendment or supplement to the Announcement Prospectus Supplement or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed on or after the date of the Announcement Prospectus Supplement or the Basic Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in either the Announcement Prospectus Supplement or the Basic Prospectus, as the case may be;

(b) The Registration Statement, the Announcement Prospectus Supplement and the Basic Prospectus conform, and any further amendments or supplements to the Registration Statement, the Announcement Prospectus Supplement or the Basic Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Announcement Prospectus Supplement and the Basic Prospectus, as amended or supplemented with respect to the Cash Offering as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by you expressly for use in the Prospectus as amended or supplemented with respect to the Cash Offering;

(c) The execution and delivery of this Agreement and all other documents to be executed and delivered by Brazil hereunder have been duly authorized, executed and delivered by Brazil and this Agreement constitutes the valid and binding agreement of Brazil enforceable against Brazil in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and subject, as to Section 8 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction; and the statements made in the Announcement Prospectus Supplement under the caption “Joint Dealer Managers, Joint Book Runners and Exchange Agents; Plan of Distribution,” insofar as they purport to summarize certain provisions referred to therein of this Agreement, constitute accurate, complete and fair summaries of such provisions;

(d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Brazil, otherwise than as set forth or contemplated in the Prospectus;

(e) The Global Bonds have been duly authorized and, when executed, authenticated, issued and delivered pursuant to this Agreement and the Fiscal Agency Agreement, dated as of November 1, 1996, as amended by Amendment No. 1 to the Fiscal Agency Agreement dated as of April 28, 2003, Amendment No. 2 to the Fiscal Agency Agreement, dated as of March 30, 2004 and Amendment No. 3 to the Fiscal Agency Agreement, dated as of June 28, 2004 (the “Fiscal Agency Agreement”), between Brazil and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Fiscal Agent (the “Fiscal Agent”), will have been duly executed, authenticated, issued and delivered; the Global Bonds, which will be substantially in the form filed as an Exhibit to the Registration Statement, will constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement; the Fiscal Agency Agreement has been duly authorized and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Global Bonds) conforms, and the Global Bonds will conform, to the descriptions thereof in the Basic Prospectus and the Announcement Prospectus Supplement; and the statements set forth in the Basic Prospectus under the caption “Debt Securities” and “Collective Action Securities” and in the Announcement Prospectus Supplement under the caption “Description of the Global Bonds”, insofar as they purport to summarize the terms of the Global Bonds, constitute accurate, complete and fair summaries of such terms;

(f) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with the Brazilian Senate, any court, central bank, ministry or governmental agency or other regulatory body (“Governmental Authority”) in Brazil required for the issue and sale of the Global Bonds or the consummation by Brazil of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Global Bonds, including without limitation the payment of interest and principal to the holders thereof outside Brazil in accordance with the terms thereof, except (A) the registration under the Act of the Global Bonds, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Global Bonds by the Underwriters and (C) the registration through the Registration of Financial Transactions (Registro de Operações Financeiras) (“ROF”) with the Central Bank of Brazil of the payment schedule (esquema de pagamentos) for the Global Bonds, have been obtained and are in full force and effect; and the issue and sale of the Global Bonds or the consummation by Brazil of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Global Bonds will be in compliance with all laws, decrees and regulations of Brazil or of any Governmental Authority;

(g) The full faith and credit of Brazil has been pledged for the due and punctual payment of amounts due in respect of the Global Bonds; the Global Bonds will rank pari passu, without any preference one over the other among themselves; and the payment obligations of Brazil under the Global Bonds will at all times rank at least equally with all other external indebtedness of Brazil. For purposes of this paragraph, “external indebtedness” means any indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than such indebtedness that is originally issued within Brazil); and “indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others;

(h) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Global Bonds or which are otherwise material to the rights of holders of the Global Bonds; and, to the best of Brazil’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Global Bonds or which are otherwise material to the rights of holders of the Global Bonds;

(i) Brazil is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and Brazil has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds; and the issue and sale of the Global Bonds and the compliance by Brazil with all of the provisions of this Agreement, the Fiscal Agency Agreement and the Global Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Brazil, as amended to the date hereof or as proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), any statutes, laws, decrees or regulations of Brazil or any treaty, convention or agreement to which Brazil is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds;

(j) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Brazil of this Agreement, the Fiscal Agency Agreement or the Global Bonds, it is not necessary that this Agreement, the Fiscal Agency Agreement or the Global Bonds or any other documents or instrument be registered, recorded or filed with any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 5(g) hereof and the registration of the payment schedule for the Global Bonds with the Central Bank of Brazil in accordance with Section 5(c) hereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Fiscal Agency Agreement or the Global Bonds, provided that such Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(k) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement or the Global Bonds or (B) on any payment to be made by Brazil hereunder or under the Global Bonds, provided that such Global Bonds are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(l) Neither Brazil nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of Brazil to facilitate the sale or resale of the Global Bonds; provided, however, that no representation or warranty is given by Brazil with respect to any actions of the Underwriters;

(m) This Agreement, the Fiscal Agency Agreement and Global Bonds are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil;

(n) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Brazil or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Underwriters of the Global Bonds or (B) the sale and delivery outside Brazil by the Underwriters of the Global Bonds to the initial purchasers thereof;

(o) Neither Brazil nor the Central Bank of Brazil is aware that either Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”) or Moody’s Investors

Service, Inc. (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and neither Brazil nor the Central Bank of Brazil has been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and

(p) The statements with respect to matters of Brazilian law set forth in the Prospectus are correct in all material respects.

2. Sale and Purchase of Global Bonds.

(a) Subject to the terms and conditions herein set forth, Brazil agrees to issue and sell to each of you, and each of you agree, severally and not jointly, to purchase from Brazil, at a purchase price of [•]% of the principal amount thereof, plus accrued interest, if any, from [•], 2005 to the Time of Delivery hereunder, the principal amount of Global Bonds set forth opposite the name of such Underwriter in Schedule I hereto.

(b) The Underwriters will be compensated for their commitments hereunder through payment of the fees with respect to the Global Bond Offering contemplated in Section 6 of the Dealer Managers Agreement (which Section 6 shall be incorporated by reference herein as it sets forth in full), and the Underwriters will not be entitled to any further compensation under this Agreement.

3. Resales of Global Bonds. Upon the authorization by you of the release of the Global Bonds, the several Underwriters propose to offer the Global Bonds for sale upon the terms and conditions set forth in the Prospectus.

4. Global Bonds; Delivery of Global Bonds.

(a) The Global Bonds to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of Brazil with The Depository Trust Company (“DTC”) or its designated custodian. Brazil will deliver the Global Bonds to the respective accounts of the Underwriters, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in immediately available funds, by causing DTC to credit the Global Bonds to the account of such Underwriter at DTC. You shall instruct DTC as to the allocation of interests in the global securities representing the Global Bonds among the accounts of participants of DTC. Brazil will cause the certificates representing the Global Bonds to be made available to you for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be [•], New York time, on [•], 2005 or such other time and date as you and Brazil may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Global Bonds and any additional documents reasonably requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Global Bonds will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m.,

New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Covenants of Brazil. Brazil covenants and agrees with each of you:

(a) To prepare one or more Announcement Prospectus Supplements in a form approved by you and to file any such Announcement Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Basic Prospectus or any Announcement Prospectus Supplement, of the suspension of the qualification of the Global Bonds for offering or sale in any jurisdiction in the United States, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Basic Prospectus or any Announcement Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Basic Prospectus or any Announcement Prospectus Supplement or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Global Bonds for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings in the Global Bonds in such jurisdictions for as long as may be necessary to complete the distribution of the Global Bonds, provided that in connection therewith Brazil shall not be required to file a general consent to service of process in any jurisdiction;

(c) To submit the electronic registration (except for the submission of information with respect to the payment schedule for the Global Bonds) through the ROF with respect to the external indebtedness evidenced by this Agreement, the Fiscal Agency Agreement and the Global Bonds prior to the Time of Delivery and to register with the Central Bank of Brazil through the ROF the payment schedule for the Global Bonds promptly after the Time of Delivery;

(d) At such time as the Underwriters may reasonably request and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus is required by the Act or any applicable law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Global Bonds and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any

Underwriter is required to deliver a prospectus in connection with sales of any of the Global Bonds at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than 24 months after the effective date of the Registration Statement (as defined in Rule 158(c)), a statement in the English language of the revenues and expenditures of Brazil covering the first full fiscal year of Brazil commencing after the date hereof which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

(f) During the period beginning from the date hereof and continuing to and including the completion of the distribution as notified to Brazil by you (notification to be given as promptly as practicable) not to offer, sell, contract to sell or otherwise dispose of any debt securities of Brazil, guaranteed by Brazil or of any agency or enterprise controlled by Brazil that are substantially similar to the Global Bonds, are denominated in U.S. dollars, are to be placed outside Brazil and that mature more than one year after the Time of Delivery, without your prior written consent;

(g) Promptly after the date hereof, to take all steps necessary (A) to obtain a sworn translation into the Portuguese language of this Agreement, the Fiscal Agency Agreement and the Global Bonds and (B) to effect the publication of, and to have published, an extract of this Agreement, the Fiscal Agency Agreement and the Global Bonds in Portuguese, complying with all applicable regulations, in the Diário Oficial da União, and within 90 days after the date hereof, deliver to the Underwriters evidence of such publication; and

(h) To apply for the listing of the Global Bonds on the Luxembourg Stock Exchange and to use its best efforts to cause such listing to be approved.

6. Brazil covenants and agrees with each of you that Brazil will pay or reimburse you for costs and expenses as set forth in Section 7 of the Dealer Managers Agreement.

7. Conditions. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Brazil herein are, at and as of the Time of Delivery, true and correct, the condition that Brazil shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if Brazil has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated the Time of Delivery, with respect to the validity of the Fiscal Agency Agreement, the Global Bonds, the Registration Statement, the

Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell LLP may assume all matters of Brazilian law covered by the opinions referred to in Section 7(c);

(c) Pinheiro Neto-Advogados, special Brazilian counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated the Time of Delivery, with respect to the validity of this Agreement, the Fiscal Agency Agreement, the Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in rendering such opinion, such counsel may assume all matters of United States federal and New York law covered by the opinions referred to in Section 7(b);

(d) Dr. Manoel Felipe Rêgo Brandão, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, shall have furnished to you a written opinion dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by Brazil and constitutes the valid and legally binding agreement of Brazil;

(ii) The Global Bonds have been duly authorized, executed, issued and delivered by Brazil, and assuming due authentication by the Fiscal Agent, constitute valid and legal obligations of Brazil enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by Brazil and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, constitutes the valid and legally binding agreement of Brazil enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) Neither the execution and delivery of this Agreement, the Fiscal Agency Agreement or the Global Bonds, nor the consummation of the Cash Offering and transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, including performance of each of the obligations contained in the Global Bonds, (A) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Brazil is a party, (B) will conflict with, violate or result in a breach of the Constitution of Brazil as amended to the date hereof or as currently proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), or any statutes, laws, decrees or regulations of Brazil, (C) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which Brazil is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Brazil under any such treaty, convention or agreement which, in the case of Clause (A), (B), (C), or (D), could have a material adverse effect on the financial, economic or fiscal condition of Brazil or affect the validity or enforceability of the Global Bonds;

(v) The Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of Brazil, and the Registration Statement has been duly executed by and on behalf of Brazil; Roberto Abdenur has been duly appointed as the Authorized Representative of Brazil in connection with the Registration Statement; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Brazil has been stated in their official capacities thereunto duly authorized by Brazil; statements with respect to matters of Brazilian law set forth in the Registration Statement and in the Basic Prospectus under the caption “Arbitration and Enforceability” are correct in all material respects;

(vi) All Brazilian Government Authorizations (which shall be specified in such opinion) of or with any Brazilian Government Agency required by Brazil for the execution and delivery of this Agreement and the Fiscal Agency Agreement and for the execution, issuance, sale and delivery of the Global Bonds, and the consummation by Brazil of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Global Bonds have been obtained and are in full force and effect;

(vii) Under the laws of Brazil, neither Brazil nor any of its property has any immunity from the jurisdiction of any Brazilian court or from the execution of any judgment in Brazil (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) or from enforcement therein of any arbitral award on the grounds of sovereignty or otherwise; the execution of an arbitral award, as well as the execution of any judgment, against Brazil in Brazil are only available in accordance with the procedures set forth in Article 730 et seq. of the Brazilian Civil Procedure Code;

(viii) (A) The agreement of the parties to this Agreement, the Fiscal Agency Agreement and the Global Bonds that these agreements shall be governed by, and construed in accordance with, the laws of the State of New York would be recognized and effective in the courts of Brazil in any action or proceeding involving Brazil arising out of or relating to this Agreement, the Fiscal Agency Agreement or the Global Bonds, if giving effect to such law would not be against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. In light of, among other things, the contents of Articles 9 and 17 of Decree Law No. 4,657, such counsel has no reason to believe that giving effect to the laws of the State of New York governing the obligations of Brazil under this Agreement, the Fiscal Agency Agreement and the Global Bonds would be against Brazilian public policy. (B) (i) The submission of Brazil pursuant to Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds to arbitral proceedings in New York, New York, (ii) the agreement by Brazil under Section 14 hereof, Section 14 of the Fiscal Agency Agreement and in the Global Bonds that any judicial proceedings for the recognition of an award rendered in an arbitration, including any proceeding required for the purposes of converting an arbitral award obtained in New York into a judgment, be heard in the United States District Court for the Southern District of New York and Brazil’s submission to the exclusive jurisdiction of such court for the sole and limited purpose of such a proceeding and (iii) the appointment of the Authorized Agent (as defined herein, in the Fiscal Agency Agreement and in the Global Bonds) as its authorized agent for the purposes described in Section 14 hereof, in Section 14 of the Fiscal Agency Agreement and in the Global Bonds are each valid and legally binding on Brazil. (C) Any award (including, without limitation, any decision, an “Award”) of an arbitral tribunal under or pursuant to the provisions of Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds which conforms with Brazilian public policy and law will be enforceable against Brazil in the Federal courts of Brazil without reexamination of the merits if such Award is ratified by the Brazilian Superior Court of Justice. Such ratification can be obtained if such Award (i) fulfills all formalities required for the enforceability thereof under the laws of the country where the same was granted; (ii) was issued by a competent arbitral tribunal after service of process upon the parties to the action as required by applicable laws; (iii) is not subject to appeal; (iv) was authenticated by a Brazilian consulate in the country where the same was issued; and (v) is not against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. Furthermore, counsel will have assumed that the language of Section 14 of this Agreement, Section 14 of the Fiscal Agency Agreement and in the Global Bonds does not constitute, under the law of the State of New York or the Federal law of the United States, a contractual consent by Brazil to the jurisdiction of any court outside Brazil except to the extent necessary to obtain judicial recognition of the arbitral award, including any proceeding required for the purposes of converting an arbitral award into a judgment. (D) Service of process effected in the manner set forth in Section 14 hereof, in Section 14 of the Fiscal Agency Agreement and in the Global Bonds will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein. Any judgment obtained in the United States District Court for the Southern District of New York issued in a proceeding for the recognition of an award rendered in an arbitration pursuant to Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds, including any proceeding for the conversion of an arbitral award obtained in New York into a judgment, would be enforceable against Brazil in the courts of Brazil, subject to the limitation described in clause (vii) above;

(ix) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Fiscal Agency Agreement or the Global Bonds, it is not necessary that this Agreement, the Fiscal Agency Agreement, the Global Bonds or any other document be filed, registered or recorded with, or executed before, any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 5(g) hereof and the registration of the payment schedule for the Global Bonds with the Central Bank of Brazil in accordance with Section 5(c) hereof), or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Fiscal Agency Agreement, the Global Bonds or any other document, provided that the electronic registration through the ROF must be completed in accordance with Section 5(c) hereof;

(x) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or recognition of this Agreement or the Fiscal Agency Agreement or (B) on any payment to be made by Brazil hereunder or any payment of principal or interest under any Global Bond; provided that such Global Bond is held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(xi) The statements in the Announcement Prospectus Supplement under the caption “Taxation—Brazilian Taxation” and in the Basic Prospectus under the caption “Debt Securities—Tax Withholding; Payment of Additional Amounts” fairly summarize the provisions of Brazilian tax law described therein.

(xii) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on Brazil’s financial, economic or fiscal condition or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Global Bonds; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened;

(xiii) This Agreement, the Fiscal Agency Agreement and the Global Bonds are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil;

(xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by or on behalf of the Underwriters to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil of the Global Bonds to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Brazil by the Underwriters of the Global Bonds to the initial purchasers thereof in the manner contemplated herein; and

(xv) Under the laws of Brazil, pursuant to Senate Resolutions No. 96 of 1989 and No. 82 of 1990, as amended, any agreement related to the incurrence of external indebtedness to which Brazil is a party must provide that arbitration be the sole and exclusive remedy for the parties to such agreement for any dispute, controversy or claim brought outside of Brazil for the enforcement of such agreement against Brazil; Brazil is prohibited from submitting to the jurisdiction of a foreign court for the purpose of an adjudication on the merits; and each of the Underwriting Agreement, the Fiscal Agency Agreement and the Global Bonds would not be a valid and legally binding agreement of Brazil if it were not to provide that all parties to the Underwriting Agreement, the Fiscal Agency Agreement or the Global Bonds, as the case may be, shall submit any dispute, controversy or claim brought outside of Brazil to arbitration.

In giving such opinion, such counsel may state that his opinion is limited to matters of Brazilian law and may rely upon the opinion referred to in Section 7(e) as to all matters of United States and New York law.

In addition to the foregoing, such counsel will confirm that the Registration Statement, the Basic Prospectus and the Announcement Prospectus Supplement have been prepared by appropriate representatives of Brazil and its instrumentalities, including representatives of the Ministry of Finance, and representatives of the Procuradoria-Geral da Fazenda Nacional (Office of the Attorney General of the National Treasury) (“PGFN”) have participated in discussions regarding the Registration Statement, the Basic Prospectus and the Announcement Prospectus Supplement with such representatives, U.S. counsel for Brazil, the representatives of the Underwriters and their Brazilian and U.S. counsel. Under the direction of the Procurador-Geral da Fazenda, PGFN has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration

Statement, the Basic Prospectus and the Announcement Prospectus Supplement. Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in the Registration Statement, the Basic Prospectus and the Announcement Prospectus Supplement, such counsel will advise the Underwriters, on behalf of PGFN, that, subject to the limitations described below, nothing has come to PGFN’s attention which has caused it to believe that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, the Basic Prospectus, the Announcement Prospectus Supplement or any further amendment or supplement thereto, as of the date of the Announcement Prospectus Supplement or any further amendment or supplement thereto, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, any of the Registration Statement, the Basic Prospectus or the Announcement Prospectus Supplement or any further amendment or supplement thereto made by Brazil prior to the date of the opinion contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the PGFN is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Basic Prospectus and the Announcement Prospectus Supplement (except to the extent expressly set forth in clauses (v) and (xi) above), that such counsel makes no representation that PGFN has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial or statistical data contained in the Registration Statement, the Basic Prospectus or the Announcement Prospectus Supplement.

(e) Arnold & Porter LLP, United States counsel for Brazil, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by Brazil and by the Fiscal Agent, the Fiscal Agency Agreement constitutes a valid and legally binding agreement of Brazil, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles;

(ii) Assuming that the Global Bonds have been duly authorized, executed, issued and delivered under Brazilian law and authenticated by the Fiscal Agent, such Global Bonds constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles;

(iii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required for the issue and sale of the Global Bonds or the performance by Brazil of the transactions contemplated by this Agreement or the Fiscal Agency Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Global Bonds;

(iv) Under the laws of the State of New York, assuming Brazil has duly authorized, executed and delivered this Agreement under Brazilian law, (A) the submission of Brazil pursuant to Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds to arbitral proceedings in New York, New York, (B) the agreement by Brazil pursuant to Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds to submit to the personal jurisdiction of the United States District Court for the Southern District of New York in judicial proceedings for the recognition of an award rendered in an arbitral proceeding, including any action to convert an arbitral Award into a judgment and (C) the appointment of the Authorized Agent (as defined herein) as its authorized agent for the purposes described in Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds are each valid and legally binding on Brazil; any service of process effected on such agent in the manner set forth in Section 14 hereof, Section 14 of the Fiscal Agency Agreement and the Global Bonds will be effective to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended;

(v) The statements set forth in the Announcement Prospectus Supplement under the caption “Taxation — United States Federal Income and Estate Taxation” insofar as such statements purport to describe the principal federal tax consequences of a purchase of the Global Bonds, constitute fair summaries of such consequences;

(vi) The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose instituted or threatened by the Commission; and

(vii) The statements set forth in the Announcement Prospectus Supplement under the caption “Description of the Global Bonds” and in the Basic Prospectus under the captions “Debt Securities” and “Collective Action Securities,” insofar as they purport to constitute a summary of certain provisions of the Global Bonds and the Fiscal Agency Agreement, provide a fair summary of such provisions.

In giving such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely on the opinion referred to in Section 7(d) as to all matters of Brazilian law.

In addition, Arnold & Porter LLP shall have furnished to the Underwriters a letter, dated the Time of Delivery, confirming that as United States counsel to Brazil, such counsel reviewed the Registration Statement, the Basic Prospectus and the Announcement Prospectus Supplement, as then amended or supplemented, participated in discussions with representatives of the Underwriters and those of Brazil and its Brazilian counsel, and advised Brazil as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, the Announcement Prospectus Supplement and any further amendment or supplement thereto, as of the date of the Announcement Prospectus Supplement or any further amendment or supplement thereto, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, the Announcement Prospectus Supplement or any amendment or supplement thereto, as of the date of the Announcement Prospectus Supplement or any further amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Basic Prospectus or the Announcement Prospectus Supplement, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Announcement Prospectus Supplement except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Description of the Global Bonds” in the Announcement Prospectus Supplement and “Debt Securities” and “Collective Action Securities” in the Basic Prospectus, in each case as then amended or supplemented, insofar as they purport to summarize provisions of documents therein described; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data or information; that such counsel do not express an opinion or belief as to the laws of Brazil or as to information supplied by or on behalf of the Underwriters; and that their letter is furnished as United States counsel for Brazil to you and is solely for the benefit of the several Underwriters.

(f) Brazil shall have furnished to the Underwriters a certificate in English, dated the Time of Delivery, of the Minister of Finance or Dr. Manoel Felipe Rêgo Brandão, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury) of the Ministry of Finance or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, in which such official shall state that, to the best of his knowledge after reasonable investigation: (A) the representations and warranties of Brazil in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the Time of Delivery (other than such representations and warranties which are made as of a specified date), (B) Brazil has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, threatened by the Commission, (D) no proceeding has been initiated, or to the best of his knowledge, threatened to restrain or enjoin the issuance or delivery of the Global Bonds by Brazil or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Global Bonds have been issued or to question the validity of the Global Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part, and (E) since the respective dates as of which information is given in the Prospectus, there has been no material adverse change, or any prospective material adverse change, in or affecting the financial, economic or fiscal condition of Brazil, except as set forth in or contemplated by the Prospectus;

(g) (A) Since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of Brazil, in Brazilian currency exchange rates or exchange controls, or in Brazilian taxation affecting the Global Bonds, otherwise than as set forth in or contemplated in the Prospectus, the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Global Bonds on the terms and in the manner contemplated by the Prospectus; (B) subsequent to the execution and delivery of this Agreement and on or prior to the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, on the London Stock Exchange or on the Luxembourg Stock Exchange; (ii) trading of any securities of Brazil shall have been formally suspended or limited on any international exchange; (iii) a general moratorium on commercial banking activities in New York, London or Brazil declared by either United States or New York State authorities or authorities of London or Brazil, respectively, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Brazil; (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Brazil or the declaration by the United States, the United Kingdom or Brazil of a national emergency or war, if the effect of any such event specified in subsection (g)(B)(i), (ii), (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Global Bonds on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Brazil or elsewhere which, in your judgment would materially and adversely affect the international financial markets or the market for the Global Bonds;

(h) On or after the date hereof (A) no downgrading shall have occurred in the rating accorded Brazil’s debt securities by Standard & Poor’s or Moody’s; (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; (C) neither Brazil nor the Central Bank of Brazil will have been aware that either Standard & Poor’s or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and (D) neither Brazil nor the Central Bank of Brazil will have been informed by Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities;

(i) The Minister of Finance of Brazil or Dr. Manoel Felipe Rêgo Brandão, Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury) of the Ministry of Finance or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, shall have furnished to you a certificate in English, dated the Time of Delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading; that, as of the date of the Announcement Prospectus Supplement, the Basic Prospectus and any further amendment or supplement thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of Brazil; and that, as of the Time of Delivery, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by Brazil prior to the Time of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Brazil in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto;

(j) Brazil shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses; and

(k) Brazil shall have furnished to the Underwriters such further information, certificates and documents as they may reasonably request.

8. Indemnification.

(a) Brazil will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to Brazil; provided, however, that Brazil shall not be liable in any such case to any Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to Brazil by such Underwriter expressly for use therein, and such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Global Bonds which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Global Bonds to such person in any case where such delivery is required by the Act, and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented and Brazil previously furnished copies thereof to such Underwriter;

(b) Each Underwriter severally and not jointly will indemnify and hold harmless Brazil against any losses, claims, damages or liabilities to which Brazil may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to Brazil by such Underwriter through you expressly for use therein; and will reimburse Brazil for any legal or other reasonable and documented expenses reasonably incurred by Brazil in connection with investigating or defending any such action or claim as such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to that Underwriter;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) in the indemnified party’s reasonable judgment, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Brazil on the one hand and the Underwriters on the other from the Cash Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Brazil on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Brazil on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Brazil bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Brazil on the one hand or such Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Brazil and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to make any contribution payments in excess of the amount by which the total public offering price of the Global Bonds such Underwriter underwrote and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of Brazil under this Section 8 shall be in addition to any liability which Brazil may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person who signs the Registration Statement on behalf of Brazil.

9. Default by an Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Global Bonds which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Global Bonds on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Global Bonds, then Brazil shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Global Bonds on such terms. In the event that, within the respective prescribed periods, you notify Brazil that you have so arranged for the purchase of such Global Bonds, or Brazil notifies you that it has so arranged for the purchase of such Global Bonds, you or Brazil shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and Brazil agrees to file promptly any amendments to the

Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Global Bonds;

(b) If, after giving effect to any arrangements for the purchase of the Global Bonds of a defaulting Underwriter or Underwriters by you and Brazil as provided in subsection (a) above, the aggregate principal amount of such Global Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Global Bonds, then Brazil shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Global Bonds which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Global Bonds which such Underwriter agreed to purchase hereunder) of the Global Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default;

(c) If, after giving effect to any arrangements for the purchase of the Global Bonds of a defaulting Underwriter or Underwriters by you and Brazil as provided in subsection (a) above, the aggregate principal amount of Global Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Global Bonds, or if Brazil shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Global Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Brazil, except for the expenses to be borne by Brazil and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of Brazil and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter or Brazil, or any government official of Brazil, and shall survive delivery of and payment for the Global Bonds.

11. Effects of Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, Brazil shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Global Bonds are not delivered by or on behalf of Brazil as provided herein, Brazil will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Global Bonds, but Brazil shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you in care of Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629 (fax (212) 325-4296), Attention: IBD-Legal / Transactions Advisory Group, and in the case of J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax (212) 834-6618), Attention: Latin America New Issues; and if to Brazil shall be delivered or sent by mail or facsimile transmission to the address of Brazil, Attention: Procuradoria-Geral da Fazenda Nacional, Ministério da Fazenda, Esplanada dos Ministérios, Bloco P., 8°Andar, 70048-900, Brasília-DF, Brasil (telecopy no. (5561) 412-1740), Attention: Procurador-Geral da Fazenda Nacional, with a copy to: Secretaria do Tesouro Nacional,

Ministério da Fazenda, Esplanada dos Ministérios, Bloco P-Anexo A-Sala 105, 70048-900 Brasília-DF, Brasil, Attention: Coordenador-Geral de Operações da Dívida Pública - CODIP (telecopy no. (5561) 412-1534); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to Brazil. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Brazil and, to the extent provided in Sections 8 and 10 hereof, the appropriate officials of Brazil, the officers and directors and each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Global Bonds from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Arbitration.

(a) (i) If any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall arise between the Underwriters, on the one hand, and Brazil, on the other, the Underwriters, or Brazil, as the case may be (the “Referring Party”), shall by written notice (the “Referral Notice”) to Brazil or the Underwriters, as the case may be (the “Other Party”), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitral proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (A) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (B) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (C) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitral proceedings shall take place in New York, New York and the language of such proceedings shall be English. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law, and Brazil hereby agrees that a court judgment may be entered thereon by the United States District Court of the Southern District of New York. Brazil agrees that in any such arbitration and in any legal proceedings for the recognition of an award rendered in an arbitration conducted pursuant to this Section, including any proceeding required for the purposes of converting an arbitral award into a judgment, it will not raise any defense which it could not raise but for the fact that it is a sovereign state. Brazil hereby irrevocably consents to the jurisdiction of the United States District Court of the Southern District of New York (the “New York Court”) for the limited purpose of judicial recognition of such an arbitral award rendered against Brazil in New York, New York;

(b) For the sole purpose of receiving service of process or other legal summons in connection with obtaining any judicial acceptance of any arbitral award in the New York Court, Brazil hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado-Geral da União), Palácio do Planalto, Esplanada dos Ministérios, Anexo 1, Brasília-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served, of letters rogatory or by any other means permissible under the laws of the State of New York and Brazil. Brazil hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial acceptance;

(c) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitral decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that Brazil is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby;

(d) Any action arising out of or based on this Agreement may be instituted by the Underwriters in any competent court in Brazil. Brazil hereby agrees that the Underwriters shall have the right, exercisable at their sole discretion, to institute legal proceedings against Brazil through the proceedings contemplated in Articles 730 et seq. of the Brazilian Code of Civil Procedure. Brazil hereby waives irrevocably any immunity from jurisdiction or execution to which it might otherwise be entitled (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) in any action arising out of or based on this Agreement which may be instituted by the Underwriters in any competent court in Brazil; and

(e) No arbitral proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, Brazil will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of Brazil and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that authorization and execution of this Agreement by Brazil will be governed by the laws of Brazil.

18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you on behalf of each of the Underwriters this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and Brazil. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Brazil for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

THE FEDERATIVE REPUBLIC OF BRAZIL

By:
Name:
Title:

Accepted as of the date hereof:

CREDIT SUISSE FIRST BOSTON LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

DISTRICT OF COLUMBIA	)
		:	ss.:
)

On the      day of                     , in the year 2005, before me, the undersigned a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
		:	ss.:
COUNTY OF NEW YORK	)

On the      day of                     , in the year 2005, before me, the undersigned a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
		:	ss.:
COUNTY OF NEW YORK	)

On the      day of                     , in the year 2005, before me, the undersigned a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SCHEDULE I

Underwriter	Principal Amount of Global Bonds to be Purchased
Credit Suisse First Boston LLC	$[•]
J.P. Morgan Securities Inc.	$[•]

Total	$[•]